UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50	ASTRW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 26, 2021, Astra Space, Inc. (the “Company”) announced the redemption of 9,999,970 public warrants and 5,333,333 private warrants (collectively, the “Warrants”) to purchase shares of the Company’s Class A common stock pursuant to a Notice of Redemption, also dated November 26, 2021 (the “Notice of Redemption”). The Warrants were issued under a Warrant Agreement, dated August 4, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent. As described in the Notice of Redemption, holders of Warrants may receive, in lieu of the redemption price of $0.10 per Warrant, shares of Class A common stock by electing the Make-Whole Exercise Option (as defined in the Notice of Redemption). The Notice of Redemption incorrectly stated that the number of shares of Class A common stock to be issued for each Warrant under the Make-Whole Exercise Option was 0.25226. The correct number of shares of Class A common stock to be issued for each Warrant under the Make-Whole Exercise Option is slightly higher – 0.2560374.

For holders who have exercised their Warrants using the Make-Whole Exercise Option prior to or on December 14, 2021 and who have been issued shares of the Company’s Class A common stock pursuant to such exercise, the Company will recalculate the number of shares of Class A common stock to be issued to such holder using 0.2560374 shares of Class A common stock per Warrant (the “Recalculated Shares”). Depending on rounding, the Recalculated Shares will either be equal to or greater than the number of shares issued to such holder, using 0.25226 shares of Class A common stock per Warrant (the “Original Shares”). If the Recalculated Shares are greater than the Original Shares, the Company will issue to such holder additional shares of Class A common stock equal to the difference between the Recalculated Shares and the Original Shares.

Holders who exercise their Warrants using the Make-Whole Exercise Option after December 14, 2021, or who previously exercised their Warrants using the Make-Whole Exercise Option and have not yet been issued shares of the Company’s Class A common stock will receive 0.2560374 shares of Class A common stock for each Warrant, so exercised.

Except as described above, the terms of the Notice of Redemption have not changed. Accordingly, holders of Warrants must exercise their Warrants pursuant to either the Cashless Exercise Option (as defined in the Notice of Redemption) or the Make-Whole Exercise Option no later than 5:00 p.m. New York City time on December 27, 2021 (the “Redemption Date”). As provided in the Notice of Redemption, holders who do not exercise their Warrants by the Redemption Date, will be paid $0.10 for each Warrant.

The Company has issued a Notice to Holders of Outstanding Public Warrants (CUSIP 04634X1111) and Private Placement Warrants, which includes an Amended and Restated Notice of Redemption effective as of November 26, 2021, correcting the error described in the number of shares to be issued for each Warrant using the Make-Whole Exercise Option (the “Notice to Holders and Amended and Restated Notice of Redemption”). The Notice to Holders and Amended and Restated Notice of Redemption is filed as Exhibit 99.1 and incorporated herein by reference.

Neither this Current Report on Form 8-K nor the Notice and Amended and Restated Notice of Redemption attached hereto as Exhibit 99.1 constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Notice to Holders of Outstanding Public Warrants (CUSIP 04634X111) and Private Placement Warrants (including Amended and Restated Notice of Redemption), dated December 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2021	Astra Space, Inc.

	By:	/s/ Kelyn Brannon
	Name:	Kelyn Brannon
	Title:	Chief Financial Officer